Entravision Communications

Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FIRST QUARTER 2023 RESULTS

SANTA MONICA, CALIFORNIA, May 4, 2023 – Entravision Communications Corporation (NYSE: EVC), a leading global advertising solutions, media and technology company, today announced financial results for the three-month period ended March 31, 2023.

First Quarter 2023 Highlights

•
Record first quarter revenue
•
Net revenue up 21% over the prior-year quarter
•
Net income attributable to common stockholders up 8% over the prior-year quarter
•
Consolidated EBITDA down 28% compared to the prior-year quarter
•
Operating cash flow down 31% compared to the prior-year quarter
•
Free cash flow down 73% compared to the prior-year quarter
•
Quarterly cash dividend of $0.05 per share
•
Entered into $275 Million Credit Facility

“Entravision saw continued growth in the first quarter of 2023, with revenue up 21% year-over-year," said Chris Young, Interim Chief Executive Officer and Chief Financial Officer. “Growth for the quarter was led by our digital segment, which is impressive given difficult macro conditions and decreased political advertising revenue from last year."

Mr. Young continued, “With a solid balance sheet in place, strong free cash flow generation, and an acute focus on expense management, Entravision is well-equipped to navigate the current economic environment. As we progress through additional quarters, we will continue to seek out opportunities, including acquisitions, that will enhance our digital offerings and strengthen our ability to compete internationally."

Quarterly Cash Dividend

The Company announced today that its Board of Directors approved a quarterly cash dividend to shareholders of $0.05 per share on the Company's Class A and Class U common stock, in an aggregate amount of $4.4 million. The quarterly dividend will be payable on June 30, 2023 to shareholders of record as of the close of business on June 16, 2023, and the common stock will trade ex-dividend on June 15, 2023. The Company currently anticipates that future cash dividends will be paid on a quarterly basis; however, any decision to pay future cash dividends will be subject to approval by the Board.

$275 Million Credit Facility

On March 17, 2023, the Company entered into the 2023 Amended and Restated Credit Facility (the "2023 Credit Facility") , which consists of a $200 million senior secured Term A Facility, which was drawn in full, and a $75 million Revolving Credit Facility, of which $11.5 million was drawn. In addition, the 2023 Amended and Restated Credit Agreement (the "2023 Credit Agreement") provides that the Company may increase the aggregate principal amount of the 2023 Credit Facility by an additional amount equal to $100 million plus the amount that would result in the Company’s first lien net leverage ratio (as such term is used in the 2023 Credit Agreement) not exceeding 2.25 to 1.0, subject to the Company satisfying certain conditions.

Entravision Communications

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure is included beginning on page 9.

Unaudited Financial Highlights (In thousands, except share and per share data)

	Three-Month Period
	Ended March 31,
	2023	2022	% Change
Net revenue	$239,006	$197,172	21%
Cost of revenue - digital (1)	167,756	129,891	29%
Operating expenses (2)	52,630	43,862	20%
Corporate expenses (3)	10,502	8,724	20%
Foreign currency (gain) loss	(956)	(847)	13%

Consolidated EBITDA (4)	13,022	18,113	(28)%

Free cash flow (5)	$3,908	$14,327	(73)%

Net income (loss)	$1,699	$1,887	(10)%
Net (income) loss attributable to noncontrolling interest	$342	$-	*
Net income (loss) attributable to common stockholders	$2,041	$1,887	8%

Net income (loss) per share attributable to common stockholders, basic and diluted	$0.02	$0.02	0%

Weighted average common shares outstanding, basic	87,623,887	86,522,378
Weighted average common shares outstanding, diluted	89,786,585	88,630,216
(1)
Consists primarily of the costs of online media acquired from third-party publishers. Media cost is classified as cost of revenue in the period in which the corresponding revenue is recognized.
(2)
Operating expenses include direct operating and selling, general and administrative expenses. Included in operating expenses are $1.9 million and $1.0 million of non-cash stock-based compensation for the three-month periods ended March 31, 2023 and 2022, respectively.
(3)
Corporate expenses include $2.2 million and $1.6 million of non-cash stock-based compensation for the three-month periods ended March 31, 2023 and 2022, respectively.
(4)
Consolidated EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other operating gain (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from the Federal Communications Commission, or FCC, spectrum incentive auction less related expenses, expenses associated with investments, EBITDA attributable to redeemable noncontrolling interest, acquisitions and dispositions and certain pro-forma cost savings. We use the term consolidated EBITDA because that measure is defined in our 2017 Credit Agreement and 2023 Credit Agreement, and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from FCC spectrum incentive auction less related expenses, expenses associated with investments, EBITDA attributable to redeemable noncontrolling interest, acquisitions and dispositions and certain pro-forma cost savings.
(5)
Free cash flow is defined as consolidated EBITDA less cash paid for income taxes, net interest expense, capital expenditures (less amounts reimbursed by landlord) and non-recurring cash expenses plus dividend income, and other operating gain (loss). Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, and less interest income.

Entravision Communications

Unaudited Financial Results (In thousands)

	Three-Month Period
	Ended March 31,
	2023	2022	% Change
Net revenue	$239,006	$197,172	21%
Cost of revenue - digital (1)	167,756	129,891	29%
Operating expenses (1)	52,630	43,862	20%
Corporate expenses (1)	10,502	8,724	20%
Depreciation and amortization	6,471	6,395	1%
Change in fair value of contingent consideration	(4,065)	5,100	*
Foreign currency (gain) loss	(956)	(847)	13%
Other operating (gain) loss	-	(119)	(100)%

Operating income (loss)	6,668	4,166	60%
Interest expense, net	(3,168)	(1,430)	122%
Dividend income	18	3	500%
Realized gain (loss) on marketable securities	(32)	-	*
Gain (loss) on debt extinguishment	(1,556)	-	*

Income (loss) before income taxes	1,930	2,739	(30)%
Income tax benefit (expense)	(231)	(852)	(73)%

Net income (loss)	1,699	1,887	(10)%
Net (income) loss attributable to noncontrolling interest	342	-	*
Net income (loss) attributable to common stockholders	$2,041	$1,887	8%

(1) Cost of revenue, operating expenses and corporate expenses are defined on page 2.

Net revenue in the first quarter of 2023 totaled $239.0 million, up 21% from $197.2 million in the prior-year period. Of the overall increase, $42.8 million was attributable to our digital segment and was primarily due to advertising revenue growth from our digital commercial partnerships business, and due to our VIEs, which did not contribute to our financial results in our digital segment in the comparable period. The overall increase was partially offset by a decrease of $0.6 million attributable to our television segment, primarily due to decreases in political advertising revenue and national advertising revenue, partially offset by increases in local advertising revenue, spectrum usage rights revenue and retransmission consent revenue. In addition, the overall increase was partially offset by a decrease of $0.4 million attributable to our audio segment, primarily due to a decrease in political advertising revenue, and decreases in local and national advertising revenue.

Cost of revenue in the first quarter of 2023 totaled $167.8 million, up 29% from $129.9 million in the prior-year period. The increase was primarily due to increased cost of revenue related to advertising revenue growth from our digital commercial partnerships business, and due to our VIEs, which did not contribute to our financial results in our digital segment in the comparable period.

Operating expenses in the first quarter of 2023 totaled $52.6 million, up 20% from $43.9 million in the prior-year period. Of the overall increase, $6.3 million was attributable to our digital segment and was primarily due to our VIEs, which did not contribute to our financial results in our digital segment in the comparable period, an increase in salary expense, an increase in non-cash stock-based compensation, and an increase in expenses associated with the increase in digital advertising revenue. Additionally, of the overall increase in operating expenses, $0.9 million was attributable to our television segment primarily due to an increase in non-cash stock-based compensation, increased rent expense in the temporary office space until the move to our new permanent offices is completed, and an increase in bad debt expense. In addition, of the overall increase in operating expenses, $1.6 million was attributable to our audio segment primarily due to increases in salaries and music license fees, and increased rent expense in the temporary office space until the move to our new permanent offices is completed. The increases in non-cash stock-based compensation are mainly a result of the 2023 annual restricted stock unit ("RSU") grant, which was made in February 2023 compared to the 2022 annual grant, which was made in December 2022.

Corporate expenses in the first quarter of 2023 totaled $10.5 million, up 20% from $8.7 million in the prior-year period. The increase was primarily due to an increase in non-cash stock-based compensation, which is mainly a result of the 2023 annual RSU grant, which was made in February 2023 compared to the 2022 annual grant, which was made in December 2022, an increase in professional service fees, and an increase in audit fees.

Balance Sheet and Related Metrics

Entravision Communications

Cash and marketable securities as of March 31, 2023 totaled $179.8 million. Total debt under the Company’s credit agreement was $211.5 million. Net of $50 million of cash and marketable securities, total leverage as defined in the Company’s credit agreement was 1.7 times as of March 31, 2023. Net of total cash and marketable securities, total leverage was 0.3 times.

Unaudited Segment Results (In thousands)

	Three-Month Period
	Ended March 31,
	2023	2022	% Change
Net Revenue
Digital	$196,482	$153,711	28%
Television	30,312	30,867	(2)%
Audio	12,212	12,594	(3)%
Total	$239,006	$197,172	21%

Cost of Revenue - digital (1)
Digital	$167,756	$129,891	29%

Operating Expenses (1)
Digital	21,539	15,235	41%
Television	20,099	19,240	4%
Audio	10,992	9,387	17%
Total	$52,630	$43,862	20%

Corporate Expenses (1)	$10,502	$8,724	20%

Consolidated EBITDA (1)	$13,022	$18,113	(28)%

(1) Cost of revenue, operating expenses, corporate expenses, and consolidated EBITDA are defined on page 2.

Notice of Conference Call

Entravision Communications Corporation will hold a conference call to discuss its first quarter 2023 results on Thursday, May 4, 2023 at 5:00 p.m. Eastern Time. To access the conference call, please dial (844) 836-8739 (U.S.) or (412) 317-5440 (Int’l) ten minutes prior to the start time and reference Conference ID number 10176751. The call will also be available via live webcast on the investor relations portion of the Company's website located at www.entravision.com.

About Entravision Communications Corporation

Entravision is a global advertising solutions, media and technology company. Over the past three decades, we have strategically evolved into a digital powerhouse, expertly connecting brands to consumers in the U.S., Latin America, Europe, Asia and Africa. Our digital segment, the company’s largest by revenue, offers a full suite of end-to-end advertising services in 40 countries. We have commercial partnerships with Meta, Twitter, TikTok, and Spotify, and marketers can use our Smadex and other platforms to deliver targeted advertising to audiences around the globe. In the U.S., we maintain a diversified portfolio of television and radio stations that target Hispanic audiences and complement our global digital services. Entravision remains the largest affiliate group of the Univision and UniMás television networks. Shares of Entravision Class A Common Stock trade on the NYSE under ticker: EVC. Learn more about our offerings at entravision.com or connect with us on LinkedIn and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

Entravision Communications

For more information, please contact:

Christopher T. Young	Kimberly Esterkin
Interim Chief Executive Officer, and Chief Financial Officer and Treasurer	ADDO Investor Relations
Entravision Communications Corporation	310-829-5400
310-447-3870	evc@addo.com

# # #

(Financial Table Follows)

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period
	Ended March 31,
	2023	2022
Net revenue	$239,006	$197,172

Expenses:
Cost of revenue - digital	167,756	129,891
Direct operating expenses	29,862	27,823
Selling, general and administrative expenses	22,768	16,039
Corporate expenses	10,502	8,724
Depreciation and amortization	6,471	6,395
Change in fair value of contingent consideration	(4,065)	5,100
Foreign currency (gain) loss	(956)	(847)
Other operating (gain) loss	—	(119)
	232,338	193,006
Operating income (loss)	6,668	4,166
Interest expense	(4,028)	(1,836)
Interest income	860	406
Dividend income	18	3
Realized gain (loss) on marketable securities	(32)	—
Gain (loss) on debt extinguishment	(1,556)	—
Income (loss) before income taxes	1,930	2,739
Income tax benefit (expense)	(231)	(852)

Net income (loss)	1,699	1,887
Net (income) loss attributable to noncontrolling interest	342	—
Net income (loss) attributable to common stockholders	$2,041	$1,887

Basic and diluted earnings per share:
Net income (loss) per share attributable to common stockholders, basic and diluted	$0.02	$0.02

Cash dividends declared per common share, basic and diluted	$0.05	$0.03

Weighted average common shares outstanding, basic	87,623,887	86,522,378
Weighted average common shares outstanding, diluted	89,786,585	88,630,216

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands; unaudited)

	March 31,	December 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$141,455	$110,691
Marketable securities	38,367	44,528
Restricted cash	757	753
Trade receivables, net of allowance for doubtful accounts	191,486	224,713
Assets held for sale	301	—
Prepaid expenses and other current assets	30,135	27,238
Total current assets	402,501	407,923
Property and equipment, net	65,868	61,362
Intangible assets subject to amortization, net	58,908	61,811
Intangible assets not subject to amortization	207,453	207,453
Goodwill	86,991	86,991
Deferred income taxes	2,591	2,591
Operating leases right of use asset	45,883	44,413
Other assets	8,088	8,297
Total assets	$878,283	$880,841

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$5,778	$5,256
Accounts payable and accrued expenses	233,791	237,415
Operating lease liabilities	6,029	5,570
Total current liabilities	245,598	248,241
Long-term debt, less current maturities, net of unamortized debt issuance costs	207,016	207,292
Long-term operating lease liabilities	44,580	42,151
Other long-term liabilities	27,168	30,198
Deferred income taxes	67,357	67,590
Total liabilities	591,719	595,472

Stockholders' equity
Class A common stock	8	8
Class U common stock	1	1
Additional paid-in capital	776,198	776,298
Accumulated deficit	(502,334)	(504,375)
Accumulated other comprehensive income (loss)	(1,368)	(1,510)
Total stockholders' equity	272,505	270,422
Noncontrolling interest	14,059	14,947
Total equity	286,564	285,369
Total liabilities and equity	$878,283	$880,841

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period
	Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$1,699	$1,887
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,471	6,395
Deferred income taxes	(205)	(359)
Non-cash interest	133	280
Amortization of syndication contracts	120	116
Payments on syndication contracts	(120)	(118)
Non-cash stock-based compensation	4,053	2,573
(Gain) loss on marketable securities	32	—
(Gain) loss on disposal of property and equipment	68	(151)
(Gain) loss on debt extinguishment	1,556	-
Change in fair value of contingent consideration	(4,065)	5,100
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	33,157	29,380
(Increase) decrease in prepaid expenses and other current assets, operating leases right of use asset and other assets	948	(2,405)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(7,152)	10,521
Net cash provided by operating activities	36,695	53,219
Cash flows from investing activities:
Proceeds from sale of property and equipment and intangibles	—	164
Purchases of property and equipment	(6,750)	(1,547)
Purchases of marketable securities	(9,397)	(85,517)
Proceeds from sale of marketable securities	15,704	—
Purchases of investments	(120)	—
Net cash used in investing activities	(563)	(86,900)
Cash flows from financing activities:
Proceeds from stock option exercises	313	218
Tax payments related to shares withheld for share-based compensation plans	(80)	(257)
Payments on debt	(211,748)	(750)
Dividends paid	(4,932)	(2,167)
Repurchase of Class A common stock	—	(7,142)
Payment of contingent consideration	—	(14,730)
Principal payments under finance lease obligation	(38)	(10)
Proceeds from borrowings on debt	212,405	—
Payments for debt issuance costs	(1,285)	—
Net cash used in financing activities	(5,365)	(24,838)
Effect of exchange rates on cash, cash equivalents and restricted cash	1	(1)
Net increase (decrease) in cash, cash equivalents and restricted cash	30,768	(58,520)
Cash, cash equivalents and restricted cash:
Beginning	111,444	185,843
Ending	$142,212	$127,323

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period
	Ended March 31,
	2023	2022

Consolidated EBITDA (1)	$13,022	$18,113
EBITDA attributable to noncontrolling interest	230	-
Interest expense	(4,028)	(1,836)
Interest income	860	406
Dividend income	18	3
Realized gain (loss) on marketable securities	(32)	-
Income tax expense	(231)	(852)
Amortization of syndication contracts	(120)	(116)
Payments on syndication contracts	120	118
Non-cash stock-based compensation included in direct operating expenses	(1,856)	(958)
Non-cash stock-based compensation included in corporate expenses	(2,197)	(1,615)
Depreciation and amortization	(6,471)	(6,395)
Change in fair value of contingent consideration	4,065	(5,100)
Non-recurring cash severance charge	(125)	-
Other operating gain (loss)	-	119
Gain (loss) on debt extinguishment	(1,556)	-
Net (income) loss attributable to noncontrolling interest	342	-
Net income (loss) attributable to common stockholders	2,041	1,887

Depreciation and amortization	6,471	6,395
Deferred income taxes	(205)	(359)
Non-cash interest	133	280
Amortization of syndication contracts	120	116
Payments on syndication contracts	(120)	(118)
Non-cash stock-based compensation	4,053	2,573
Realized (gain) loss on marketable securities	32	-
(Gain) loss on debt extinguishment	1,556	-
(Gain) loss on disposal of property and equipment	68	(151)
Change in fair value of contingent consideration	(4,065)	5,100
Net income (loss) attributable to noncontrolling interest	(342)	-
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	33,157	29,380
(Increase) decrease in prepaid expenses and other current assets, operating leases right of use asset and other assets	948	(2,405)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(7,152)	10,521
Cash flows from operating activities	36,695	53,219

(1) Consolidated EBITDA is defined on page 2.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period
	Ended March 31,
	2023	2022
Consolidated EBITDA (1)	$13,022	$18,113
Net interest expense (1)	(3,035)	(1,150)
Dividend income	18	3
Cash paid for income taxes	(72)	(1,211)
Capital expenditures (2)	(6,750)	(1,547)
Landlord incentive reimbursement	850	-
Non-recurring cash severance charge	(125)	-
Other operating gain (loss)	-	119
Free cash flow (1)	3,908	14,327

Capital expenditures (2)	6,750	1,547
Landlord incentive reimbursement	(850)	-
EBITDA attributable to noncontrolling interest	230	-
(Gain) loss on disposal of property and equipment	68	(151)
Cash paid for income taxes	72	1,211
Deferred income taxes	(205)	(359)
Income tax (expense) benefit	(231)	(852)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	33,157	29,380
(Increase) decrease in prepaid expenses and other current assets, operating leases right of use asset and other assets	948	(2,405)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(7,152)	10,521
Cash Flows From Operating Activities	$36,695	$53,219

(1)
Consolidated EBITDA, net interest expense, and free cash flow are defined on page 2.
(2)
Capital expenditures are not part of the consolidated statement of operations.